Exhibit 99.1

USPTO Issues Patent Covering Use of XPro™ for Treatment of CNS Diseases

Boca Raton, Florida, June 22, 2022 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, announces the issuance of U.S. Pat. No. 11,365,229 for “METHODS OF TREATING NEUROLOGICAL DISEASES,” a patent directed to use of Dominant Negative Tumor Necrosis Factor (DN-TNF) variants, such as the Company’s XPro™, by peripheral administration for crossing the blood-brain barrier (BBB) and treating diseases of the Central Nervous System (CNS). The patent is currently set to provide coverage through September 10, 2033, subject to a possible patent term extension if requested by the Company and approved by the USPTO under 35 U.S.C. 156.

“The issuance of this patent adds significant value to the Company’s intellectual property position, as it covers the use of DN-TNF compositions by peripheral administration for all diseases of the CNS,” said Joshua Schoonover, the Company’s Associate General Counsel. “This patent is the product of real-life data using DN-TNF in both pre-clinical studies and the completed human Phase I study in Alzheimer’s Disease. DN-TNF crosses the BBB to decrease neuroinflammation, decrease neurodegeneration, improve synaptic function and promote myelin repair.”

XPro™ is administered to the patient once a week as a subcutaneous injection. XPro™ is different from currently approved TNF inhibitors because it blocks only soluble TNF and leaves trans-membrane TNF alone whereas existing TNF inhibitors block both forms of TNF. Because of this biologic precision, Xpro™ is not immunosuppressive and prevents demyelination. “We believe that the unique mechanism of XPro™ makes it ideal to treat neurodegenerative diseases such as Alzheimer’s disease,” said RJ Tesi MD, CEO of INmune Bio. “Because the drug is self-administered as a once-a-week subcutaneous injection, the patients or their care-givers can administer XPro™ at home.”

The Company is developing XProTM, a pegylated DN-TNF composition also known as pegipanermin for the treatment of neurological diseases, including Alzheimer’s Disease (AD), Treatment-Resistant Depression (TRD), and Amyotrophic Lateral Sclerosis (ALS).

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Contact:

David Moss, CFO

(858) 964-3720

info@inmunenbio.com

Jason Nelson, Core IR

(516) 842-9614 x-823